EXHIBIT 21

Subsidiaries of PMA Capital Corporation
As of December 31, 2009

Pennsylvania Manufacturers’ Association Insurance Company (Pennsylvania)*
Pennsylvania Manufacturers Indemnity Company (Pennsylvania)*
Manufacturers Alliance Insurance Company (Pennsylvania)*
PMA Holdings Ltd. (Bermuda)
Pennsylvania Manufacturers’ International Insurance Ltd. (Bermuda)
Mid-Atlantic States Investment Company (Delaware)
PMA Insurance SPC, Cayman (Cayman)
Midlands Holding Corporation (Oklahoma)
Midlands Management Corporation (Oklahoma)
American Agency System, Inc. (Oklahoma)
Midlands Claim Administrators, Inc. (Oklahoma)
Midlands Intermediaries, Inc. (Oklahoma)
Midlands Management of Texas, Inc. (Texas)
Midlands Management Corporation of New York (New York)
Midlands Injury Management, Inc. (Oklahoma)
Underwriters Adjustment Bureau, Inc. (Texas)
Midlands Underwriting Managers, Inc. (Texas)
American Marine Underwriters, Inc. (Texas)
U.S. Marine Insurance Group, Inc. (Texas)
PMA Management Corp. (Pennsylvania)
PMA Management Corp. of New England, Inc. (Connecticut)
PMA Services Incorporated (Pennsylvania)
PMA One Benefits, Inc. (Pennsylvania)

* These subsidiaries do business under the name The PMA Insurance Group.